Exhibit 99.1

   Lincolnway Energy  Annual Meeting 2021

 Agenda  Annual Meeting BusinessCall to Order – Jeff TaylorBoard Members – Proxy Results - Introduction of CEO, Seth Harder – Financial Year in Review Financial Director – Jeff KistnerQuestionsAdjourn

Board Members

Common and Class B Board Representatives:

- Jeff Taylor
  - Chairman of the Board
- Bill Couser
  - Vice Chair/Secretary
- Rick Vaughan
  - Treasurer & Audit Committee Chair

Class A Unit Board Representatives:

- Robert Brummels
- Dan Heard
- Marv Stech
- Jim Krause

 Forward Looking Statement   This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are made in good faith by Lincolnway Energy, LLC and are identified by including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language. All of these forward-looking statements are expressly qualified by the risk factors contained in our filings with the Securities and Exchange Commission, including without limitation, those identified in our annual report on Form 10-K for the fiscal year ended September 30, 2020. These risk factors could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of Lincolnway Energy and include, without limitation, competition in the ethanol industry, commodity market risks, financial market risks, counter-party risks, and risks associated with changes to federal policy or regulation. The forward-looking statements contained in this presentation are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933. Lincolnway Energy does not undertake to update any forward-looking statement made herein or which may be made from time to time by or on behalf of Lincolnway Energy unless an update is required by applicable securities laws.

 State of the CompanyFY 2020

 2020 An Extreme Year

 COVID  Gasoline Demand  Ethanol Stocks   Ethanol Production

 Derecho   Iowa Corn average in 2019 was 198 bushels per acre!

 Corn

 Margins from 2020

 Previous Predictions

 Current Metrics  Energy – sustained a 5000 BTU decrease per gallon 3 million gallons of water saved per monthProduction – 84 mmgy sustained with permits DDG test weights at industry premium - no price discounts Syrup sales discontinued- Maintenance and repairs $0.02 or lessReduced overall costs based on multi plant synergies

 Margins , Cash and Debt  Cost of goods sold per gallon dropped from $.50 to $.31As margins increased in the summer grind was maximizedCash increased average of $1million per month$500,000 additional debt reduction monthly from June - December

 Christianson Benchmark results  The Christianson benchmark is a quarterly financial study by Christianson and Associates in Wilmar MN Typical 50 to 60 plants participateOver the last 3 quarters ranking has steadily improved Q4 2019 – 42/54Q1 2020 – 27/49Q2 2020 – 22/50Q3 2020 – 10/51 for net income per gallon

 Competition from other fuels   The electric era – California to ban ICE sales after 2035Huge announcements from the autos about ICE’s Cars are in the motor pool an average of 13 yearsThe US uses just over 100 quadrillion BTU’s annually Oil and Gas industry

Low Carbon Fuels

Lincolnway Energy

- Low Carbon Markets are forming across the globe
- Brand New Study - Ethanol 46% lower carbon emissions compared to gasoline
- Possible cooperation with others for wind and biogas
- Heat Recovery projects to lower energy intensity
    - Steam tube dryers
- Corn Kernel Fiber - ultra low carbon score to California
- Summit Ag Cooperation


State Activity on Low Carbon or Clean Fuel Standards (LCFS/CFS)
Program implemented
CFP legislation introduced
Active discussion on CFP development
California: Active program since 2010.
Oregon: Active program since 2016.
Washington: House Bill 1091 introduced on 1/11/21 would establish Clean Fuel Standard. Gov. Inslee strongly supports.
Nevada: State energy/environmental agencies considering adoption of CFS policy.
Upper Midwest: Ongoing stakeholder discussions regarding feasibility and design of a state or sub-regional program.
MN Gov. Walz recommending adoption of CFS.
WI Gov. Evers recommending adoption of CFS.
IL Gov. Pritzker recommends creation of Midwest CFS.
Colorado: 2018 executive order directing adoption of CA low-emission vehicle standards; CO Energy Office evaluating CFS.
New Mexico: Senate Bill 11 introduced on 1/21/21 would establish Clean Fuel Standard. Gov. Grisham strongly supports
Northeast/Mid-Atlantic: Ten states and D.C. designing a regional LCFS/CFP, led by Transportation & Climate Initiative (TCI) and Georgetown Climate Center.
NY: In addition to participation in TCI, New York is actively pursuing introduction of its own LCFS.
The 19 states where LCFS/CFS has been implemented or is being considered consume ~60 billion gallons of gasoline annually, or 43% of the national total.
RFA
RENEWABLE FUELS ASSOCIATION

Lincolnway Max  Maximize the core asset NOT a duplicate plant Target of less than $1 dollar per gallon constructionNew plant base $1.75 per gallonTried and true approach High protein feed still a potential

 Financial Year in Review  FY 2020Jeff Kistner

 Balance Sheet Comparison September 30, 2019 & 2020

 Comparison of Fiscal Years Ended September 30, 2019 and 2020

 Comparison of Fiscal Years Ended September 30, 2019 and 2020

 Quarter over Quarter June 2019 to Sept 2020   Q3 – June 2019Q4 – Sept 2019Q1 – Dec 2020Q2 – March 2020Q3 – June 2020Q4 – Sept 2020

 Cash Flows for FY 2020

 Thank you   Questions

 Adjourn